Exhibit 4.1

SUPPLEMENTAL INDENTURE

dated as of March 31, 2005

among

EURAMAX INTERNATIONAL, INC. and

EURAMAX INTERNATIONAL HOLDINGS B.V.,

as Issuers,

GUTTER ACQUISITION, INC.,

The Guarantor Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Trustee

8 1/2% Senior Subordinated Notes due 2011

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of March 31, 2005, among Euramax International, Inc., a Delaware corporation (the “Company”), Euramax International Holdings B.V., a Dutch registered company (“Euramax B.V.” and together with the Company, the “Issuers”), and Gutter Acquisition, Inc., a Delaware corporation and a subsidiary of Euramax International, Inc. (the “Guarantor”) and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors named therein and the Trustee entered into the Indenture, dated as of August 6, 2003, as heretofore supplemented (the “Indenture”), relating to the issuance of the Issuers’ 8 1/2% Senior Subordinated Notes due 2011;

WHEREAS, the Indenture provides that under certain circumstances Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein; as a condition to the purchase of the Securities by the Holders, the Company agreed pursuant to Section 4.20 of the Indenture to cause any Restricted Subsidiaries to Guarantee the payment of the Securities in accordance therewith;

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.                                            Definitions.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.                                            Party to Indenture.  The Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors.

Section 3.                                            The Guarantee; Subordination.  Subject to the provisions of this Supplemental Indenture and the Indenture, the Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, jointly and severally (subject to Section 9 hereof), on a senior subordinated basis the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to its Guarantee of the Securities, this Supplemental Indenture and the Indenture are expressly set forth in the Indenture, including Article Eleven thereof, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt, to the extent and in the manner provided, in Article Twelve of the Indenture, which Articles Eleven and Twelve and all provisions of the Indenture relating to “Guarantors” shall be deemed incorporated herein by reference and shall be applicable to the Guarantor as if set forth herein in full.  If any provision of the Indenture relating to “Guarantors” is inconsistent with any provision herein, the provision of the Indenture shall control.

Section 4.                                            Guaranty Unconditional.  The Guarantor hereby agrees that this is a guarantee of payment and not of collection and that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Section 5.                                            Discharge; Reinstatement.  If any Holder or the Trustee is required by any court or otherwise to return to an Issuer or any custodian, trustee, liquidator or other similar official acting in relation to such Issuer, any amount paid by an Issuer to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Section 6.                                            Waiver by the Guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, the Indenture and the Guarantee.

Section 7.                                            Subrogation.  The Guarantor hereby agrees that any claim against an Issuer that arises from the payment, performance or enforcement of the Guarantor’s obligations under its Guarantee or the Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in the Indenture.

Section 8.                                            Stay of Acceleration.  The Guarantor further agrees that, as between itself, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purpose of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations

(whether or not due and payable) shall forth become due and payable by the Guarantor for the purpose of its Guarantee.

Section 9.                                            Limitation on Amount of Guaranty.  The Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S.  Federal or state or other applicable law.  To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor result in the obligations of the Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.                                      Execution and Delivery of Guaranty.  To further evidence its Guarantee to the Holders, the Guarantor hereby agrees to execute a Guarantee in substantially the form set forth in Exhibit A to the Indenture to be endorsed on each Security ordered to be authenticated and delivered by the Trustee.  The Guarantor hereby agrees that its Guarantee set forth herein and in Section 11.01 of the Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of its Guarantee.

Section 11.                                      Release of Guaranty.  The Guarantee of the Securities of the Guarantor will be released and the Trustee shall deliver an appropriate instrument evidencing such release to the extent provided in, and upon compliance with the conditions set forth in, Section 9.01 or Section 11.03 of the Indenture.

Section 12.                                      Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 13.                                      No Personal Liability of Directors, Officers, Employees and Stockholders.  A director, officer, employee, incorporator or stockholder, as such, of any of the Issuers or the Guarantor shall not have any liability for any obligations of any of the Issuers or the Guarantor under the Securities, the Guarantee, this Supplemental Indenture or the Indenture or for any claim based on in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities and the Guarantee.  The waiver may not be effective to waive liabilities under federal securities laws.

Section 14.                                      Counterparts.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 15.                                      Indenture.  This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 16.                                      Recitals.  The recitals contained herein shall be taken as the statements of the Issuers and the Guarantor, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EURAMAX INTERNATIONAL, INC., as Issuer

By:	/s/	R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	VP, CFO and Secretary

EURAMAX INTERNATIONAL HOLDINGS B.V., as Issuer

By:	/s/	R. Dresen
	Name:	R. Dresen
	Title:	MD

GUTTER ACQUISITION, INC.
as Guarantor

By:	/s/	R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	VP, CFO and Secretary

JPMORGAN CHASE BANK, N.A., as Trustee

By:	/s/	Rosa Ciaccia
	Name:	Rosa Ciaccia
	Title:	Trust Officer